                             DISTRIBUTOR AGREEMENT
                             ---------------------

This Agreement is entered into on March 16, 1983 between Hollister Incorporated, an Illinois corporation ("Hollister") and Suburban Ostomy Supply Company, Inc., a Massachusetts corporation ("Suburban").

     Hollister is engaged principally in the development, manufacture, marketing and sale of specialized, disposable medical devices, including ostomy pouches and related accessories. These devices are sold directly by Hollister to hospitals and other institutional customers and to a limited number of retail establishments which have specifically been authorized by Hollister to resell its products to, consumers. Because of the unique and personal nature of the products sold by Hollister, and because their safe and effective use depends on informed selection, a fundamental policy of Hollister is that its products must be resold to consumers by knowledgeable, service-oriented retailers.

     During the last several years, Suburban has engaged in the resale of Hollister products to retailers located principally in the eastern half of the United States. Hollister recognizes that Suburban has thereby developed an expertise in servicing such retailers, particularly in providing prompt delivery and other services ancillary to the sale of products which Hollister believes are important in effectively distributing its product in the retail channel. Hollister further recognizes that by the operation of one of the retailers that has been authorized by Hollister to resell its products to consumers, Suburban's management has developed expertise in understanding and serving the individual needs of ostomates.

     Suburban concomittantly acknowledges that substantially all of its experience and expertise is in the servicing of retailers, as distinguished from institutions, and that sales and servicing of the institutional channel involves methods and factors largely outside of Suburban's experience.

     In contemplation of the foregoing, it is the desire and intention of the parties that Suburban become an authorized distributor of Hollister products to the retail channel and that Suburban devote its efforts to the promotion and sale of such products in such channel in accordance with the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is acknowledged, the parties hereby agree as follows:

     1.  Definitions.
         ------------

         1.01 "Authorized Retailer" shall mean a retail seller of health care products which has been granted the right by Hollister to purchase for resale to consumers the ostomy and other health care products from time to time offered by Hollister.

         1.02 "Products" shall mean such products manufactured by Hollister as Hollister shall from time to time in its sole discretion deem appropriate for distribution under this Agreement, including, as and when Hollister deems appropriate, new products and product improvements.

         1.03 "Territory" shall mean all of the states of the United States completely east of the Mississippi River except Illinois and Wisconsin.

     2.  Grant of Distributorship.
         ------------------------

         2.01 Hollister hereby grants to Suburban and Suburban hereby accepts the right (and, to the extent set forth in subsection 7.01, undertakes the obligation) to purchase Products from Hollister for resale upon the terms and conditions hereafter provided.

         2.02 Hollister reserves the right to appoint, at any time and from time to time, additional authorized distributors of Products, either within or outside of the Territory.

         2.03 Hollister reserves the right to sell Products directly to all customers in the retail and institutional channels, including Authorized Retailers, and to provide ancillary services to such customers including, without limitation, education concerning existing and new Products and assistance with in-store merchandising and promotion.

         2.04 Except as otherwise provided in section 17 hereof, this Agreement shall remain in force for an initial term of five years from the date hereof and for successive one-year periods thereafter unless notice in writing to the contrary shall be given by either party to the other not less than 90 days prior to the end of the initial five-year term or any subsequent one-year period, as the case may be.

         2.05 Hollister hereby expressly recognizes the sole and exclusive right of Suburban to determine the prices at which it will resell Products.

     3.  Pricing and Other Terms of Purchase.
         -----------------------------------

         3.01 Suburban's purchases of Products shall be at such prices and pursuant to such minimum order requirements as are set forth in Hollister's most current Distributor's Price List. The initial Distributor's Price List is attached hereto as Exhibit A. As and when any of the prices or minimum order quantities in such List are changed by Hollister in accordance with subsection 3.03, Hollister will deliver to Suburban a revised Distributor's Price List for substitution as Exhibit A hereto. The Distributor's Price List attached as Exhibit A contemplates one or more monthly orders, each with a minimum of 2,500 boxes (or 100 boxes in the case of certain Products as noted on the then current Distributor's Price List).

Each order will be shipped separately or, if requested by Suburban, in no more than weekly installments. Hollister recognizes that, in exceptional circumstances, and between orders, Suburban may have a legitimate need to purchase additional Products in quantities substantially less than the minimum order quantities specified in the Distributor's Price List. In such circumstances, and with Hollister's prior approval, Suburban may make purchases in such lesser quantities.

         3.02 Suburban's purchases of Products shall further be subject to the terms and conditions set forth in Exhibit B to this Agreement.

         3.03 Hollister reserves the right to change at any time and from time to time any of the prices or minimum order quantities contained in its Distributor's Price List and any of the terms and conditions contained in Exhibit B. Hollister will give Suburban written notice of any such change and such change will be effective only with respect to orders received by Hollister ten business days or more after the mailing of such notice to Suburban.

     4.  Primary Responsibility/Customers.
         --------------------------------
         4.01 In light of Suburban's experience and expertise in servicing the retail channel (principally in the eastern half of the United States), Suburban agrees that its primary responsibility under this Agreement will be to promote and sell Products within the Territory (i) to Authorized Retailers, (ii) to other retailers through the Customer Support System (described in section 5 hereof), and (iii) through such other marketing and service programs, if any, as Hollister may from time to time in its sole discretion establish. Suburban will devote a reasonable amount of its business time and its best efforts to so promote and sell Products. Suburban will not sell Products to any retailer which is not either an Authorized Retailer or one which qualifies under the Customer Support System or one of such other programs, if any; provided, however, that Suburban shall have a period of three months from the date hereof in which to discontinue selling Products to such of its existing customers as do not satisfy the qualifications contained in this subsection 4.01. Hollister reserves the sole right to designate Authorized Retailers and to terminate the status of any retailer as an Authorized Retailer. Hollister will provide Suburban with a list of Authorized Retailers in the Territory and will advise Suburban of any additions to or deletions from such list.

         4.02 (a) For reasons which Hollister has discussed with Suburban and which Suburban acknowledges to be sufficient, Suburban agrees that it will not at any time sell Products directly to consumers.

               (b) Suburban acknowledges that Hollister has a significant interest in protecting itself from products liability litigation and protecting its goodwill by controlling the distribution of its products in foreign markets in a manner that allows it to adapt to language differences, variations in medical practice and differences in government regulations. Suburban further acknowledges that only Hollister is equipped to make determinations regarding these and other factors so as to maximize the goodwill for Hollister's products in foreign markets. Accordingly, Suburban agrees that it will not at any time sell Products to customers which are located outside of the United States.

     5.  Customer Support System.  Hollister acknowledges that there are from
         -----------------------
time to time consumers of its products who live in areas which, because of the relatively small number of existing or potential consumers in such areas, could not adequately support an Authorized Retailer. Hollister further acknowledges that the availability of Products to such consumers is nonetheless important and that such consumers should have access to the type of information and service otherwise provided by an Authorized Retailer. In order to serve the needs of these consumers, Hollister agrees that Suburban may sell Products to retailers who are not Authorized Retailers provided that (i) such retailers are first approved by Hollister, and (ii) in the case of each such retailer, Suburban complies, and uses its best efforts to require each such retailer to comply, with the requirements and procedures of Hollister's Customer Support System, as the same are set forth in Exhibit C hereof. Due to foreseeable changes in demographics, customer needs, the number of Authorized Retailers and other factors, Hollister reserves the right in its sole discretion to change at any time and from time to time any of the requirements or procedures of the Customer Support System and, if it deems appropriate, to suspend or terminate the Customer Support System altogether.

     6.  Promotion.
         ---------
         6.01 Suburban agrees to use its best efforts to promote and develop sales of Products. Without limiting by implication the generality of the foregoing, Suburban agrees:

               (a) to supply Products when its customers do not specify a particular brand;

               (b) to refrain from substituting or encouraging the substitution of competing products when its customers specify Products; and

               (c) to feature Products in its catalog more frequently and to a greater degree than it features competing products. For purposes hereof, the term "feature" shall mean any prominent advertisement which conveys to the reader more than the mere availability of a product and its price.

         6.02 Hollister shall at its expense provide Suburban with such advertisements, literature, samples, displays and sales ideas as Hollister deems appropriate. Suburban shall at its expense utilize such materials and ideas to the extent practicable.

         6.03 Suburban agrees to furnish to Hollister for review prior to use all advertisements, literature and other writings (other than those provided by Hollister pursuant to subsection 6.02) referring or relating to Products. Suburban agrees that it will not use any such advertisements, literature or writings without Hollister's prior approval. Hollister agrees that, within five business days of its receipt of any advertisements, literature or writings pursuant to this subsection 6.03, it will notify Suburban of its determination with respect to such advertisements, literature or writings.

     7.  Inventory/Order Filling.
         -----------------------

         7.01 Subject to the provisions of the next sentence, Suburban shall at all times stock the Products. The inventory levels maintained by Suburban shall be sufficient to ensure that out-of-stock levels do not at any time exceed 1% of Suburban's outstanding unit demand for Products; provided, however, that Suburban shall not be deemed in breach of this paragraph if an out-of-stock in excess of such 1% limitation is the result of limited availability of a Product or Products from Hollister.

         7.02 Suburban agrees that, without material exception, it will process and ship each order received by it from a customer within 48 hours of receipt of such order.

     8.  Facilities.  Suburban acknowledges that Hollister has a legitimate
         ----------
interest in securing the prompt and efficient distribution of Products and Hollister acknowledges that Suburban offers such distribution. In the interests of maintaining such distribution, Suburban agrees that it will not move its existing facilities outside the State of Massachusetts or add facilities outside the State of Massachusetts without prior discussion with, and the prior written approval of, Hollister.

     9.  Reports.
         -------

         9.01 (a) Not later than thirty days after the close of each three-month period during the term of this Agreement, Suburban shall provide Hollister with a report showing the following data for such three-month period and, with the exception of paragraph (a)(1), for the year-to-date:

                     (1) a report showing Suburban's beginning and ending inventory of Products for such three-month period. Such report shall show inventory in units, by stock number, series number, Product line, and Product group (as the terms Product line and Product group are from time to time defined by Hollister);

                     (2) the number of accounts buying Products by Product line and group;

                     (3) the number of orders for Products received by Product line and group; and

                     (4) the average order size in number of boxes and in dollars by Product line and group.

For purposes hereof, the first three-month period shall be deemed to end on June 30, 1983.

         (b) Not later than thirty days after the close of each month during the term of this Agreement, Suburban shall provide Hollister with a report showing the following data for such month and for the year-to-date:

                     (1) total unit sales of Products by stock number, series number, Product line and Product group;

                     (2) the data described in paragraph (b)(1) above for the Territory and for Hollister's territory, district and region classifications (which classifications will be provided by Hollister to Suburban at the outset and changes therein provided from time to time as they are made); and

                     (3) unit sales of Products by account, with the name, address and zip code of each account shown.

         (c) In the event that Suburban shall have more than one warehouse facility (see section 8), the data required by paragraphs (a) and (b) above shall, in addition, be shown for each warehouse.

         (d) Suburban will provide Hollister with such other information as Hollister may from time to time reasonably request. Hollister shall reimburse Suburban for its out-of-pocket expenses in providing such other information.

     10.  Customer Satisfaction Policy/Returned Goods.  Suburban agrees to
          -------------------------------------------
comply, and to require its customers to comply, with Hollister's "Customer Satisfaction Policy," as the same is amended from time to time by Hollister. In furtherance of the foregoing, Suburban agrees to (i) replace all Products returned to it by its customers in accordance with such Policy, (ii) hold all Products so returned for inspection and approval by Hollister or its designated agent, and (iii) ship all Products approved for return to a location designated by Hollister. Hollister shall reimburse Suburban at Hollister's invoice prices to Suburban (plus any transportation costs paid by Suburban in returning Products to Hollister) for all goods (i) approved by Hollister or its agent for return under the Customer Satisfaction Policy, or (ii) which Hollister specifically requests Suburban to return.

     11.  Confidential Information.  Suburban agrees not to disclose to third
          ------------------------
parties any confidential information received from Hollister pertaining to marketing, research and development, Products, sales promotion, packaging or market research plans. Suburban further agrees that it will not sell or disclose, without Hollister's prior written consent, any information relating to its purchases, inventories or sales of Products. The obligations of Suburban under this paragraph shall in all events be subject to the requirements of applicable law.

     12.  Other Obligations.
          -----------------

          12.01 Suburban agrees to give Hollister prompt written notice of all opinions, attitudes, complaints, experiences, ideas and suggestions of Suburban's customers which may relate to the proper or effective use of Products. All such information shall, upon receipt, become the property of Hollister to use as it deems appropriate.

          12.02 Suburban agrees that, if so requested, it will cooperate in any market research efforts conducted by Hollister and will supply such information as may reasonably be requested by Hollister or any market research or consulting firm retained by Hollister in connection therewith. In all cases, the fees of any such market research or consulting firm will be paid by Hollister.

          12.03 Suburban agrees that its personnel shall attend such seminars and product training programs sponsored by Hollister as Hollister may reasonably request and that it will, in general, consult with Hollister's representatives concerning new Products, modifications of existing Products and similar matters.

     13.  Trademarks, Packaging, etc.  Suburban agrees to sell and advertise the
          ---------------------------
Products only under the trademarks, tradenames and trade dresses used by Hollister; provided that Suburban shall acquire no proprietary rights to any of such trademarks, tradenames or trade dresses by virtue of distributing Products under this Agreement. Suburban shall distribute all Products in the packages supplied by Hollister and shall not remove from such packages any of the instructions, advertisements or other writings included in the packages by Hollister. Suburban may affix its name, address and telephone number to Hollister's packaging or literature so long as the affixed material does not obliterate or obscure any information placed thereon by Hollister.

     14.  Independent Contractor.  Suburban shall at all times be an independent
          ----------------------
contractor and may not incur any obligation of any kind, express or implied, on behalf of Hollister. All purchases of Products by Suburban from Hollister shall be for Suburban's own account and Suburban shall assume all credit risks in connection with its sale of Products.

     15.  Indemnification.
          ---------------

          15.01 Suburban shall indemnify and hold Hollister harmless from any and all losses, damages, fees and expenses arising out of (i) Suburban's failure to comply with the covenants, terms and conditions of this Agreement, (ii) Suburban's use of any advertisement, literature or writing (other than one provided by Hollister) referring or relating to Products without Hollister's prior written approval, or (iii) any misrepresentation, written or oral, by Suburban concerning Products or their use.

          15.02 Hollister shall indemnify and hold Suburban harmless from any and all losses, damages, fees and expenses arising out of (i) any alleged patent, trademark or copyright infringement by any of the Products, (ii) Suburban's refusal to sell Products to persons or entities to which it is prohibited from selling pursuant to this Agreement, or (iii) claims made by consumers of Products on grounds of products liability to the extent that such losses, damages and expenses are attributable to defects existing at the time of shipment of Products by Hollister to Suburban. Suburban agrees to cooperate with and afford all reasonable assistance to Hollister in connection with the defense of any claim or suit involving issues of the type described in this subsection.

     16.  Claims and Remedies.
          -------------------

          16.01 Except as provided in subsection 15.02, in the event of (i) a Product sold to Suburban which does not meet one or more of the warranties set forth in paragraph IV of Exhibit B hereof, (ii) a defect in a Product sold by Hollister to Suburban, (iii) a delay in delivery of any Product to Suburban, or
(iv) the failure of Hollister to perform any other obligation with respect to an order accepted by it, then Suburban's sole and exclusive remedy against Hollister shall be to have Hollister either (at Hollister's option) replace the Product delivered to Suburban or refund the invoice price upon return of such Product, if any, to Hollister. In no event shall Hollister be liable to Suburban or other entities or persons (other than consumers) in the retail channel to which Suburban sells or distributes Products for consequential, special or contingent damages which may, or allegedly may, result from failure of any Product to meet warranties, a defect in a Product, delay in delivery of a Product, or the failure of Hollister to perform any other obligation with respect to an order accepted by Hollister.

          16.02 Except as provided in subsection 15.02 and in the last sentence of section 10, any claim made by Suburban on account of an event of the type specified in subsection 16.01 shall be deemed waived by Suburban unless Suburban serves Hollister with written notice thereof within 180 days from the date of shipment by Hollister. If such written notice is served on Hollister, Hollister shall thereafter be given a reasonable opportunity to investigate any such claim.

          16.03 Neither party shall be liable to the other for delay or failure in performance arising from any cause not within its reasonable control, including but not limited to: accidents to, breakdowns or mechanical failures of plant, machinery or equipment arising from any cause whatsoever; strikes or other labor troubles; labor shortages; fires; floods; war; acts of public enemies; acts of God; riots; failure of any usual source of supply to Hollister; shortages, rationing or other limitation on availability of oil, plastics or derivatives of either; and priorities, allocations, limitations or other acts required or requested by federal, state, local or foreign governments or any division or agency thereof.

          16.04 Except as provided in subsection 15.02, any action by either party against the other for breach of this Agreement or otherwise arising out of the sale of Products shall be commenced within one year from the date the cause of action accrued.

     17.  Termination.
          -----------
          17.01 In addition to the rights of the parties under applicable law to terminate the Agreement for a material breach, this Agreement shall terminate:

                 (a) immediately, if a receiver or trustee in bankruptcy is appointed to administer any of the assets of Suburban, or if Suburban or one of Suburban's officers is convicted of a criminal offense in connection with its business operations; or

                 (b) immediately upon written notice from Hollister if Subur-ban's business or control thereof is transferred to a person or persons other than those in control on the date of this Agreement.

          17.02 In the event of a material breach of this Agreement by Subur-ban, Hollister may, if it deems appropriate and upon written notice, terminate this Agreement in its entirety, or cancel Suburban's right to sell any Product line or group, or to sell Products in any part or parts of the Territory, and enforce the remainder of the Agreement. The remedy provided for in this subsection 17.02 shall not be deemed exclusive, but shall be in addition to any other remedies available to Hollister under applicable law upon a breach of this Agreement by Suburban.

          17.03 Upon termination of this Agreement (or any portion hereof pursuant to subsection 17.02) Hollister shall have the option for a period of sixty days after such termination to repurchase from Suburban any unsold Products (which are the subject of the termination) at Hollister's invoice price for such Products (in the case of Products which are in merchantable condition) or the reasonable salvage value thereof (in the case of Products which are not in merchantable condition). In the event Hollister does not exercise its option with respect to any unsold Products, Suburban shall be free to dispose of such Products in its discretion. In the case of Products repurchased by Hollister hereunder for which Suburban was invoiced more than 180 days prior to termination, a restocking charge equal to 15% of the invoice price of such Products will be netted against the repurchase price otherwise applicable.

     18.  Governmental Authorities.  Except as required by law, Suburban shall
          -------------------------
not submit any petitions, requests, data, samples, prototypes or other information with respect to any of the Products to any governmental authority or agency for purposes of any safety or efficacy study or application or for any other purpose whatsoever, without Hollister's prior written approval.
Suburban's obligations under this paragraph shall also extend to any actual, threatened or contemplated recall, any request for market withdrawal, any order of any governmental agency or court, and any inquiry, written or oral, from any government agency, quasi-governmental agency or self-regulatory authority resulting, relating or referring to any complaint with respect to any of the Products. Suburban shall give Hollister notice of any such recall, request, order or inquiry as soon as possible after Suburban learns of it, confirm it in writing and permit Hollister to assume sole responsibility for any response. Suburban agrees to provide all such assistance and support as Hollister may reasonably request in connection with any such response or any such recall, request, order or inquiry. Should any recall or market withdrawal take place with Hollister's approval, Hollister shall reimburse Suburban for all direct expenses reasonably incurred by Suburban due to the recall or market withdrawal except that such expenses shall not include any liability for lost sales or profits or for consequential, special or contingent damages which may allegedly result from such recall or market withdrawal.

     19.  Security Interest.  To secure payment of the purchase of Products,
          -----------------
Suburban hereby grants to Hollister a security interest, pursuant to the Uniform Commercial Code, in all

Products from time to time in Suburban's possession and in all receivables due Suburban as the result of its sale of Products. Suburban agrees that, upon written request from Hollister, it shall execute and deliver to Hollister, and permit Hollister to file, any financing statement or other form necessary or appropriate to perfect Hollister's security interest. Hollister's security interest shall continue in effect until the later to occur of (i) payment in full of all amounts due and owing from Suburban to Hollister, or (ii) the termination of this Agreement. Further, in the event that Suburban does not pay any amount to Hollister when due, Suburban agrees that, upon written notice from Hollister, it shall furnish Hollister with a list of all receivables due Suburban arising, in whole or in part, from its sale of Products. Suburban hereby represents and warrants to

     Libertyville, IL 60048           One Watson Place

     Attention: President             Framingham, MA 01701

                                      Attention:  Herbert P. Gray

          20.04 This Agreement shall be governed and construed under the laws (including conflict of laws rules) of the State of Illinois and may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          20.05 The failure of either party to require performance by the other party of any provision of this Agreement shall not be deemed a waiver of the right to require future performance nor shall the waiver by one party of a breach of any provision hereof be deemed a waiver of any subsequent breach of such provision or any other provision.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date set forth above.

                                         HOLLISTER INCORPORATED


                                         By
                                               ---------------------------------

                                         Title
                                               ---------------------------------


                                         SUBURBAN OSTOMY SUPPLY COMPANY, INC.



                                         By
                                               ---------------------------------

                                         Title
                                               ---------------------------------

                                   Amendment
                                   ---------


     This Amendment is entered into this 7th day of December, 1984 by and between Hollister Incorporated, an Illinois corporation ("Hollister"), and Suburban Ostomy Supply Company, Inc., a Massachusetts corporation ("Suburban").

     WHEREAS on March 16, 1983, Hollister entered into a Distributor Agreement (the "Agreement") with Suburban; and

     WHEREAS Hollister has always believed and continues to believe that it is in the consumer's best interest to purchase Hollister products from Hollister's authorized retailers ("Authorized Retailers") who are properly trained to provide the informed service necessary to insure that consumers of its products receive the best possible products to serve their needs; and

     WHEREAS Hollister has determined that some consumers because there are no Authorized Retailers in their immediate vicinity or for other reasons purchase Hollister's products from retailers other than Authorized Retailers; and

     WHEREAS Hollister believes that such retailers without assistance are incapable of providing the informed service which Hollister believes is necessary in connection with the sale of its products; and

     WHEREAS Hollister has determined that in order to insure that consumers who purchase Hollister products from such retailers receive informed service, it is necessary that these consumers and such retailers receive assistance in accordance with the terms of Hollister's Customer Support System set forth in Exhibit C to the Agreement; and

     WHEREAS Suburban has demonstrated that it has the requisite expertise to provide such assistance;

     NOW, THEREFORE, it is hereby agreed as follows:
     1. Paragraph 5 of the Agreement is hereby deleted in its entirety and the following paragraph 5 is substituted in its stead:

         "5. Customer Support System. Hollister acknowledges that there are from time to time consumers of its products who because they live in areas which have a relatively small number of existing or potential consumers do not have an Authorized Retailer in their immediate vicinity or who because of other reasons purchase Hollister products from retailers other than Authorized Retailers. Hollister further acknowledges that the availability of Products to such consumers is nonetheless important and that such consumers should have access to the type of information and service otherwise provided by an Authorized Retailer. In order to serve the needs of these consumers, Hollister agrees that Suburban may sell products to retailers who are not Authorized Retailers provided that in the case of each such retailer, Suburban complies, and requires each such retailer to comply, with the requirements and procedures of Hollister's Customer Support System, as the same are set forth in Exhibit C hereof. Due to foreseeable changes in demographics, customer needs, the number of Authorized Retailers and other factors, Hollister reserves the right in its sole discretion to change at any time and from time to time any of the requirements or procedures of the Customer Support System and, if it deems appropriate, to suspend or terminate the Customer Support System altogether."

     2. Except as expressly modified by this Amendment or as elsewhere modified in a writing in accordance with the terms of the Agreement, all of the terms, covenants and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF the parties have caused this Amendment to be executed by their duly authorized officers on the date set forth above.

HOLLISTER INCORPORATED                 SUBURBAN OSTOMY SUPPLY CO., INC.



By:                                    By:
   ----------------------------------     -----------------------------------

Title:                                 Title:
      -------------------------------        --------------------------------